Exhibit 99.1
Caterpillar Inc.
4Q 2023 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Fourth-Quarter and Full-Year 2023 Results

●	Fourth-quarter 2023 sales and revenues up 3%; full-year sales and revenues up 13%
●	Fourth-quarter 2023 profit per share of $5.28; adjusted profit per share of $5.23
●	Full-year profit per share of $20.12; adjusted profit per share of $21.21
●	Strong operating cash flow of $12.9 billion; ended the year with $7.0 billion of enterprise cash
●	Returned $7.5 billion to shareholders through share repurchases and dividends in 2023

	Fourth Quarter		Full Year
($ in billions except profit per share)	2023	2022	2023	2022
Sales and Revenues	$17.1	$16.6	$67.1	$59.4
Profit Per Share	$5.28	$2.79	$20.12	$12.64
Adjusted Profit Per Share	$5.23	$3.86	$21.21	$13.84
IRVING, Texas, Feb. 5, 2024 – Caterpillar Inc. (NYSE: CAT) announced fourth-quarter and full-year results for 2023.
Sales and revenues for the fourth quarter of 2023 were $17.1 billion, a 3% increase compared with $16.6 billion in the fourth quarter of 2022. Operating profit margin was 18.4% for the fourth quarter of 2023, compared with 10.1% for the fourth quarter of 2022. Adjusted operating profit margin was 18.9% for the fourth quarter of 2023, compared with 17.0% for the fourth quarter of 2022. Fourth-quarter 2023 profit per share was $5.28, compared with $2.79 profit per share in the fourth quarter of 2022. Adjusted profit per share in the fourth quarter of 2023 was $5.23, compared with fourth-quarter 2022 adjusted profit per share of $3.86.
Full-year sales and revenues in 2023 were $67.1 billion, up 13% compared with $59.4 billion in 2022. The increase reflected favorable price realization and higher sales volume, driven by higher sales of equipment to end users, partially offset by the impact from changes in dealer inventories. Operating profit margin was 19.3% in 2023, compared with 13.3% in 2022. Adjusted operating profit margin was 20.5% in 2023, compared with 15.4% in 2022. Full-year profit was $20.12 per share in 2023, compared with profit of $12.64 per share in 2022. Adjusted profit per share in 2023 was $21.21, compared with adjusted profit per share of $13.84 in 2022.
“I'm very proud of our global team's strong performance as they achieved the best year in our 98-year history, including record full-year sales and revenues, record adjusted profit per share and record ME&T free cash flow,” said Caterpillar Chairman and CEO Jim Umpleby. “We remain committed to serving our customers, executing our strategy and investing for long-term profitable growth.”
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In 2023, adjusted operating profit margin and adjusted profit per share excluded restructuring costs, which included the impact of the divestiture of the company's Longwall business and other restructuring costs. 2023 adjusted profit per share also excluded a benefit for certain deferred tax valuation allowance adjustments and mark-to-market gains for remeasurement of pension and other postemployment benefit (OPEB) plans. In 2022, adjusted operating profit margin and adjusted profit per share excluded a goodwill impairment charge and restructuring costs related to the Rail division and other restructuring costs. 2022 adjusted profit per share also excluded mark-to-market gains for remeasurement of pension and OPEB plans. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13.
For the full year of 2023, enterprise operating cash flow was $12.9 billion. During the year, the company repurchased $5.0 billion of Caterpillar common stock and paid dividends of $2.6 billion. Liquidity remained strong with an enterprise cash balance of $7.0 billion at the end of 2023.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the fourth quarter of 2022 (at left) and the fourth quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the fourth quarter of 2023 were $17.070 billion, an increase of $473 million, or 3%, compared with $16.597 billion in the fourth quarter of 2022. The increase was due to favorable price realization, higher Financial Products' segment revenues and favorable currency impacts primarily related to the euro, partially offset by lower sales volume. The decrease in sales volume was driven by the impact from changes in dealer inventories, partially offset by higher sales of equipment to end users. Dealer inventory decreased by $900 million during the fourth quarter of 2023, compared with an increase of $700 million during the fourth quarter of 2022.
In the three primary segments, sales were higher in Energy & Transportation and lower in Construction Industries and Resource Industries.

Sales and Revenues by Segment
(Millions of dollars)	Fourth Quarter 2022	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Fourth Quarter 2023	$ Change	% Change

Construction Industries	$6,845	$(809)	$445	$38	$—	$6,519	$(326)	(5%)
Resource Industries	3,436	(440)	239	8	(1)	3,242	(194)	(6%)
Energy & Transportation	6,823	561	305	54	(74)	7,669	846	12%
All Other Segment	111	5	(7)	1	6	116	5	5%
Corporate Items and Eliminations	(1,344)	(38)	—	4	69	(1,309)	35
Machinery, Energy & Transportation	15,871	(721)	982	105	—	16,237	366	2%

Financial Products Segment	853	—	—	—	128	981	128	15%
Corporate Items and Eliminations	(127)	—	—	—	(21)	(148)	(21)
Financial Products Revenues	726	—	—	—	107	833	107	15%

Consolidated Sales and Revenues	$16,597	$(721)	$982	$105	$107	$17,070	$473	3%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Fourth Quarter 2023
Construction Industries	$3,689	4%	$587	(25%)	$1,129	(18%)	$1,083	(4%)	$6,488	(5%)	$31	—%	$6,519	(5%)
Resource Industries	1,240	(9%)	529	5%	445	(25%)	939	6%	3,153	(6%)	89	(1%)	3,242	(6%)
Energy & Transportation	3,324	31%	684	10%	1,638	5%	942	(1%)	6,588	16%	1,081	(6%)	7,669	12%
All Other Segment	15	25%	—	(100%)	5	106%	12	(88%)	32	(3%)	84	8%	116	5%
Corporate Items and Eliminations	(18)		(2)		(2)		(2)		(24)		(1,285)		(1,309)
Machinery, Energy & Transportation	8,250	11%	1,798	(6%)	3,215	(7%)	2,974	(3%)	16,237	2%	—	—%	16,237	2%

Financial Products Segment	645	18%	100	2%	127	23%	109	5%	981	15%		—%	981	15%
Corporate Items and Eliminations	(88)		(17)		(22)		(21)		(148)				(148)
Financial Products Revenues	557	17%	83	6%	105	21%	88	2%	833	15%	—	—%	833	15%

Consolidated Sales and Revenues	$8,807	11%	$1,881	(5%)	$3,320	(6%)	$3,062	(3%)	$17,070	3%	$—	—%	$17,070	3%

Fourth Quarter 2022
Construction Industries	$3,535		$782		$1,373		$1,124		$6,814		$31		$6,845
Resource Industries	1,364		503		596		883		3,346		90		3,436
Energy & Transportation	2,538		624		1,553		953		5,668		1,155		6,823
All Other Segment	12		2		(80)		99		33		78		111
Corporate Items and Eliminations	14		—		(3)		(1)		10		(1,354)		(1,344)
Machinery, Energy & Transportation	7,463		1,911		3,439		3,058		15,871		—		15,871

Financial Products Segment	548		98		103		104		853		—		853
Corporate Items and Eliminations	(73)		(20)		(16)		(18)		(127)		—		(127)
Financial Products Revenues	475		78		87		86		726		—		726

Consolidated Sales and Revenues	$7,938		$1,989		$3,526		$3,144		$16,597		$—		$16,597

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the fourth quarter of 2022 (at left) and the fourth quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the fourth quarter of 2023 was $3.134 billion, an increase of $1.454 billion, or 87%, compared with $1.680 billion in the fourth quarter of 2022. The increase was primarily due to favorable price realization and the absence of a 2022 goodwill impairment charge related to the Rail division, partially offset by higher selling, general and administrative (SG&A) and research and development (R&D) expenses. The increase in SG&A/R&D expenses was primarily driven by higher short-term incentive compensation expense and investments aligned with strategic initiatives.
Operating profit margin was 18.4% for the fourth quarter of 2023, compared with 10.1% for the fourth quarter of 2022. Adjusted operating profit margin was 18.9% for the fourth quarter of 2023, compared with 17.0% for the fourth quarter of 2022. Operating profit margin was 19.3% for 2023, compared with 13.3% for 2022. Adjusted operating profit margin was 20.5% for 2023, compared with 15.4% for 2022.

Profit (Loss) by Segment
(Millions of dollars)	Fourth Quarter 2023	Fourth Quarter 2022	$ Change	% Change
Construction Industries	$1,535	$1,488	$47	3%
Resource Industries	600	605	(5)	(1%)
Energy & Transportation	1,429	1,177	252	21%
All Other Segment	(24)	(53)	29	55%
Corporate Items and Eliminations	(438)	(1,588)	1,150
Machinery, Energy & Transportation	3,102	1,629	1,473	90%

Financial Products Segment	234	189	45	24%
Corporate Items and Eliminations	(46)	(4)	(42)
Financial Products	188	185	3	2%

Consolidating Adjustments	(156)	(134)	(22)

Consolidated Operating Profit	$3,134	$1,680	$1,454	87%

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Other Profit/Loss and Tax Items
•Other income (expense) in the fourth quarter of 2023 was income of $241 million, compared with income of $536 million in the fourth quarter of 2022. The change was primarily driven by lower mark-to-market gains for remeasurement of pension and OPEB plans (see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13) and unfavorable impacts from pension and OPEB plan costs, partially offset by favorable impacts from foreign currency exchange and higher investment and interest income.
•The provision for income taxes for the fourth quarter of 2023 reflected a global annual effective tax rate of 21.4%, excluding discrete items. The comparative tax rate for the fourth quarter of 2022 and full-year 2022 was 23.2%. The decrease from 2022 was primarily related to changes in the geographic mix of profits. In addition, the company recorded a $112 million benefit in the fourth quarter of 2023 for the change from the third-quarter estimated annual tax rate.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2023	$ Change	% Change
Total Sales	$6,845	$(809)	$445		$38	$—	$6,519	$(326)	(5%)

Sales by Geographic Region
	Fourth Quarter 2023	Fourth Quarter 2022	$ Change		% Change
North America	$3,689	$3,535	$154		4%
Latin America	587	782	(195)		(25%)
EAME	1,129	1,373	(244)		(18%)
Asia/Pacific	1,083	1,124	(41)		(4%)
External Sales	6,488	6,814	(326)		(5%)
Inter-segment	31	31	—		—%
Total Sales	$6,519	$6,845	$(326)		(5%)

Segment Profit
	Fourth Quarter 2023	Fourth Quarter 2022	Change		% Change
Segment Profit	$1,535	$1,488	$47		3%
Segment Profit Margin	23.5%	21.7%	1.8	pts

Construction Industries’ total sales were $6.519 billion in the fourth quarter of 2023, a decrease of $326 million, or 5%, compared with $6.845 billion in the fourth quarter of 2022. The decrease was due to lower sales volume, partially offset by favorable price realization. The decrease in sales volume was driven by the impact from changes in dealer inventories, partially offset by higher sales of equipment to end users. Dealer inventory decreased during the fourth quarter of 2023, compared with an increase during the fourth quarter of 2022.
•In North America, sales increased due to favorable price realization, partially offset by lower sales volume. Lower sales volume was driven by the impact from changes in dealer inventories, partially offset by higher sales of equipment to end users. Dealer inventory increased during the fourth quarter of 2022, compared with a decrease during the fourth quarter of 2023.
•Sales decreased in Latin America primarily due to lower sales volume. Lower sales volume was driven by the impact from changes in dealer inventories. Dealer inventory increased during the fourth quarter of 2022, compared with a decrease during the fourth quarter of 2023.
•In EAME, sales decreased primarily due to lower sales volume, partially offset by favorable price realization and favorable currency impacts primarily related to the euro. Lower sales volume was primarily due to the impact from changes in dealer inventories. Dealer inventory decreased more during the fourth quarter of 2023 than during the fourth quarter of 2022.
•Sales decreased in Asia/Pacific primarily due to lower sales volume. Decreased sales volume was driven by the impact from changes in dealer inventories, partially offset by higher aftermarket parts sales volume. Dealer inventory decreased more during the fourth quarter of 2023 than during the fourth quarter of 2022.
Construction Industries’ profit was $1.535 billion in the fourth quarter of 2023, an increase of $47 million, or 3%, compared with $1.488 billion in the fourth quarter of 2022. The increase was primarily due to favorable price realization, partially offset by the profit impact from lower sales volume.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2023	$ Change	% Change
Total Sales	$3,436	$(440)	$239		$8	$(1)	$3,242	$(194)	(6%)

Sales by Geographic Region
	Fourth Quarter 2023	Fourth Quarter 2022	$ Change		% Change
North America	$1,240	$1,364	$(124)		(9%)
Latin America	529	503	26		5%
EAME	445	596	(151)		(25%)
Asia/Pacific	939	883	56		6%
External Sales	3,153	3,346	(193)		(6%)
Inter-segment	89	90	(1)		(1%)
Total Sales	$3,242	$3,436	$(194)		(6%)

Segment Profit
	Fourth Quarter 2023	Fourth Quarter 2022	Change		% Change
Segment Profit	$600	$605	$(5)		(1%)
Segment Profit Margin	18.5%	17.6%	0.9	pts

Resource Industries’ total sales were $3.242 billion in the fourth quarter of 2023, a decrease of $194 million, or 6%, compared with $3.436 billion in the fourth quarter of 2022. The decrease was primarily due to lower sales volume, partially offset by favorable price realization. The decrease in sales volume was driven by the impact from changes in dealer inventories and lower aftermarket parts sales volume. Dealer inventory increased during the fourth quarter of 2022, compared with a decrease during the fourth quarter of 2023.
Resource Industries’ profit was $600 million in the fourth quarter of 2023, a decrease of $5 million, or 1%, compared with $605 million in the fourth quarter of 2022. Favorable price realization and manufacturing costs were offset by lower sales volume, higher SG&A/R&D expenses and currency impacts. Favorable manufacturing costs largely reflected lower freight. The increase in SG&A/R&D expenses was primarily driven by higher short-term incentive compensation expense and investments aligned with strategic initiatives.
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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Fourth Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2023	$ Change	% Change
Total Sales	$6,823	$561	$305		$54	$(74)	$7,669	$846	12%

Sales by Application
	Fourth Quarter 2023	Fourth Quarter 2022	$ Change		% Change
Oil and Gas	$2,247	$1,827	$420		23%
Power Generation	1,835	1,422	413		29%
Industrial	1,078	1,131	(53)		(5%)
Transportation	1,428	1,288	140		11%
External Sales	6,588	5,668	920		16%
Inter-segment	1,081	1,155	(74)		(6%)
Total Sales	$7,669	$6,823	$846		12%

Segment Profit
	Fourth Quarter 2023	Fourth Quarter 2022	Change		% Change
Segment Profit	$1,429	$1,177	$252		21%
Segment Profit Margin	18.6%	17.3%	1.3	pts

Energy & Transportation’s total sales were $7.669 billion in the fourth quarter of 2023, an increase of $846 million, or 12%, compared with $6.823 billion in the fourth quarter of 2022. Sales increased across all applications except Industrial. The increase in sales was primarily due to higher sales volume and favorable price realization.
•Oil and Gas – Sales increased for turbines and turbine-related services. Sales also increased in reciprocating engines used in well servicing and gas compression applications.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications.
•Industrial – Sales decreased primarily in EAME, partially offset by increased sales in Latin America and Asia/Pacific.
•Transportation – Sales increased in rail services and marine. International locomotive deliveries were also higher.
Energy & Transportation’s profit was $1.429 billion in the fourth quarter of 2023, an increase of $252 million, or 21%, compared with $1.177 billion in the fourth quarter of 2022. The increase was primarily due to favorable price realization and higher sales volume, partially offset by higher SG&A/R&D expenses, currency impacts and unfavorable manufacturing costs. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives and higher short-term incentive compensation expense. Unfavorable manufacturing costs reflected lower freight being more than offset by increased period manufacturing costs, higher material costs, unfavorable cost absorption and the impact of manufacturing inefficiencies. Cost absorption was unfavorable as inventory decreased more during the fourth quarter of 2023 than during the fourth quarter of 2022.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Fourth Quarter 2023	Fourth Quarter 2022	$ Change	% Change
North America	$645	$548	$97	18%
Latin America	100	98	2	2%
EAME	127	103	24	23%
Asia/Pacific	109	104	5	5%
Total Revenues	$981	$853	$128	15%

Segment Profit
	Fourth Quarter 2023	Fourth Quarter 2022	Change	% Change
Segment Profit	$234	$189	$45	24%

Financial Products’ segment revenues were $981 million in the fourth quarter of 2023, an increase of $128 million, or 15%, compared with $853 million in the fourth quarter of 2022. The increase was primarily due to higher average financing rates across all regions and higher average earning assets in North America.
Financial Products’ segment profit was $234 million in the fourth quarter of 2023, an increase of $45 million, or 24%, compared with $189 million in the fourth quarter of 2022. The increase was mainly due to lower provision for credit losses at Cat Financial, higher average earning assets and higher net yield on average earning assets. These favorable impacts were partially offset by an increase in SG&A expenses.
At the end of 2023, past dues at Cat Financial were 1.79%, compared with 1.89% at the end of 2022. Write-offs, net of recoveries, were $65 million for 2023, compared with $46 million for 2022. As of December 31, 2023, Cat Financial's allowance for credit losses totaled $331 million, or 1.18% of finance receivables, compared with $346 million, or 1.29% of finance receivables, at December 31, 2022.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $484 million in the fourth quarter of 2023, a decrease of $1.108 billion from the fourth quarter of 2022, primarily driven by the absence of a 2022 goodwill impairment charge related to the Rail division.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Monday, Feb. 5, 2024.
iii.Information on non-GAAP financial measures is included in the appendix on page 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Monday, Feb. 5, 2024, to discuss its 2023 fourth-quarter and full-year results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2023 sales and revenues of $67.1 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of five significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring costs related to the divestiture of the company's Longwall business, (ii) other restructuring costs, (iii) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (iv) certain deferred tax valuation allowance adjustments and (v) goodwill impairment in 2022. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended December 31, 2023 - U.S. GAAP	$3,134	18.4%	$3,249	$587	18.1%	$2,676	$5.28
Restructuring costs	92	0.5%	92	27	29.3%	65	0.13
Pension/OPEB mark-to-market (gains) losses	—	—%	(97)	(26)	26.8%	(71)	(0.14)
Deferred tax valuation allowance adjustments	—	—%	—	18	—%	(18)	(0.04)
Three Months Ended December 31, 2023 - Adjusted	$3,226	18.9%	$3,244	$606	18.7%	$2,652	$5.23

Three Months Ended December 31, 2022 - U.S. GAAP	$1,680	10.1%	$2,099	$644	30.7%	$1,454	$2.79
Goodwill impairment	925	5.6%	925	36	3.9%	889	1.71
Restructuring costs	209	1.3%	209	59	28.2%	150	0.29
Pension/OPEB mark-to-market (gains) losses	—	—%	(606)	(124)	20.5%	(482)	(0.93)
Three Months Ended December 31, 2022 - Adjusted	$2,814	17.0%	$2,627	$615	23.4%	$2,011	$3.86

Twelve Months Ended December 31, 2023 - U.S. GAAP	$12,966	19.3%	$13,050	$2,781	21.3%	$10,335	$20.12
Restructuring costs - Longwall divestiture	586	0.9%	586	—	—%	586	1.14
Other restructuring costs	194	0.3%	194	48	25.0%	146	0.30
Pension/OPEB mark-to-market (gains) losses	—	—%	(97)	(26)	26.8%	(71)	(0.14)
Deferred tax valuation allowance adjustments	—	—%	—	106	—%	(106)	(0.21)
Twelve Months Ended December 31, 2023 - Adjusted	$13,746	20.5%	$13,733	$2,909	21.2%	$10,890	$21.21

Twelve Months Ended December 31, 2022 - U.S. GAAP	$7,904	13.3%	$8,752	$2,067	23.6%	$6,705	$12.64
Goodwill impairment	925	1.6%	925	36	3.9%	889	1.68
Restructuring costs	299	0.5%	299	72	24.0%	227	0.43
Pension/OPEB mark-to-market (gains) losses	—	—%	(606)	(124)	20.5%	(482)	(0.91)
Twelve Months Ended December 31, 2022 - Adjusted	$9,128	15.4%	$9,370	$2,051	21.9%	$7,339	$13.84
Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
(more)

Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 25 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,237	$15,871	$63,869	$56,574
Revenues of Financial Products	833	726	3,191	2,853
Total sales and revenues	17,070	16,597	67,060	59,427

Operating costs:
Cost of goods sold	11,016	11,614	42,767	41,350
Selling, general and administrative expenses	1,756	1,479	6,371	5,651
Research and development expenses	554	401	2,108	1,814
Interest expense of Financial Products	288	188	1,030	565
Goodwill impairment charge	—	925	—	925
Other operating (income) expenses	322	310	1,818	1,218
Total operating costs	13,936	14,917	54,094	51,523

Operating profit	3,134	1,680	12,966	7,904

Interest expense excluding Financial Products	126	117	511	443
Other income (expense)	241	536	595	1,291

Consolidated profit before taxes	3,249	2,099	13,050	8,752

Provision (benefit) for income taxes	587	644	2,781	2,067
Profit of consolidated companies	2,662	1,455	10,269	6,685

Equity in profit (loss) of unconsolidated affiliated companies	11	(1)	63	19

Profit of consolidated and affiliated companies	2,673	1,454	10,332	6,704

Less: Profit (loss) attributable to noncontrolling interests	(3)	—	(3)	(1)

Profit [1]	$2,676	$1,454	$10,335	$6,705

Profit per common share	$5.31	$2.81	$20.24	$12.72
Profit per common share — diluted [2]	$5.28	$2.79	$20.12	$12.64

Weighted-average common shares outstanding (millions)
– Basic	504.4	517.4	510.6	526.9
– Diluted [2]	507.0	520.9	513.6	530.4

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,978	$7,004
Receivables – trade and other	9,310	8,856
Receivables – finance	9,510	9,013
Prepaid expenses and other current assets	4,586	2,642
Inventories	16,565	16,270
Total current assets	46,949	43,785

Property, plant and equipment – net	12,680	12,028
Long-term receivables – trade and other	1,238	1,265
Long-term receivables – finance	12,664	12,013
Noncurrent deferred and refundable income taxes	2,816	2,213
Intangible assets	564	758
Goodwill	5,308	5,288
Other assets	5,257	4,593
Total assets	$87,476	$81,943

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$3
-- Financial Products	4,643	5,954
Accounts payable	7,906	8,689
Accrued expenses	4,958	4,080
Accrued wages, salaries and employee benefits	2,757	2,313
Customer advances	1,929	1,860
Dividends payable	649	620
Other current liabilities	3,123	2,690
Long-term debt due within one year:
-- Machinery, Energy & Transportation	1,044	120
-- Financial Products	7,719	5,202
Total current liabilities	34,728	31,531

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,579	9,498
-- Financial Products	15,893	16,216
Liability for postemployment benefits	4,098	4,203
Other liabilities	4,675	4,604
Total liabilities	67,973	66,052

Shareholders’ equity
Common stock	6,403	6,560
Treasury stock	(36,339)	(31,748)
Profit employed in the business	51,250	43,514
Accumulated other comprehensive income (loss)	(1,820)	(2,457)
Noncontrolling interests	9	22
Total shareholders’ equity	19,503	15,891
Total liabilities and shareholders’ equity	$87,476	$81,943

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Twelve Months Ended December 31,
	2023	2022
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$10,332	$6,704
Adjustments for non-cash items:
Depreciation and amortization	2,144	2,219
Actuarial (gain) loss on pension and postretirement benefits	(97)	(606)
Provision (benefit) for deferred income taxes	(592)	(377)
Loss on divestiture	572	—
Goodwill impairment charge	—	925
Other	375	701
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(437)	(220)
Inventories	(364)	(2,589)
Accounts payable	(754)	798
Accrued expenses	796	317
Accrued wages, salaries and employee benefits	486	90
Customer advances	80	768
Other assets – net	(95)	(210)
Other liabilities – net	439	(754)
Net cash provided by (used for) operating activities	12,885	7,766
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,597)	(1,296)
Expenditures for equipment leased to others	(1,495)	(1,303)
Proceeds from disposals of leased assets and property, plant and equipment	781	830
Additions to finance receivables	(15,161)	(13,239)
Collections of finance receivables	14,034	13,177
Proceeds from sale of finance receivables	63	57
Investments and acquisitions (net of cash acquired)	(75)	(88)
Proceeds from sale of businesses and investments (net of cash sold)	(4)	1
Proceeds from maturities and sale of securities	1,891	2,383
Investments in securities	(4,405)	(3,077)
Other – net	97	14
Net cash provided by (used for) investing activities	(5,871)	(2,541)
Cash flow from financing activities:
Dividends paid	(2,563)	(2,440)
Common stock issued, including treasury shares reissued	12	51
Common shares repurchased	(4,975)	(4,230)
Proceeds from debt issued (original maturities greater than three months)	8,257	6,674
Payments on debt (original maturities greater than three months)	(6,318)	(7,728)
Short-term borrowings – net (original maturities three months or less)	(1,345)	402
Other – net	—	(10)
Net cash provided by (used for) financing activities	(6,932)	(7,281)
Effect of exchange rate changes on cash	(110)	(194)
Increase (decrease) in cash, cash equivalents and restricted cash	(28)	(2,250)
Cash, cash equivalents and restricted cash at beginning of period	7,013	9,263
Cash, cash equivalents and restricted cash at end of period	$6,985	$7,013

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,237	$16,237	$—	$—
Revenues of Financial Products	833	—	1,020	(187)	1
Total sales and revenues	17,070	16,237	1,020	(187)

Operating costs:
Cost of goods sold	11,016	11,018	—	(2)	2
Selling, general and administrative expenses	1,756	1,557	197	2	2
Research and development expenses	554	554	—	—
Interest expense of Financial Products	288	—	290	(2)	2
Other operating (income) expenses	322	6	345	(29)	2
Total operating costs	13,936	13,135	832	(31)

Operating profit	3,134	3,102	188	(156)

Interest expense excluding Financial Products	126	126	—	—
Other income (expense)	241	322	33	(114)	3

Consolidated profit before taxes	3,249	3,298	221	(270)

Provision (benefit) for income taxes	587	567	20	—
Profit of consolidated companies	2,662	2,731	201	(270)

Equity in profit (loss) of unconsolidated affiliated companies	11	12	—	(1)	4

Profit of consolidated and affiliated companies	2,673	2,743	201	(271)

Less: Profit (loss) attributable to noncontrolling interests	(3)	(2)	—	(1)	5

Profit [6]	$2,676	$2,745	$201	$(270)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,871	$15,871	$—	$—
Revenues of Financial Products	726	—	883	(157)	1
Total sales and revenues	16,597	15,871	883	(157)

Operating costs:
Cost of goods sold	11,614	11,615	—	(1)	2
Selling, general and administrative expenses	1,479	1,285	197	(3)	2
Research and development expenses	401	401	—	—
Interest expense of Financial Products	188	—	188	—
Goodwill impairment charge	925	925	—	—
Other operating (income) expenses	310	16	313	(19)	2
Total operating costs	14,917	14,242	698	(23)

Operating profit	1,680	1,629	185	(134)

Interest expense excluding Financial Products	117	117	—	—
Other income (expense)	536	877	—	(341)	3

Consolidated profit before taxes	2,099	2,389	185	(475)

Provision (benefit) for income taxes	644	608	36	—
Profit of consolidated companies	1,455	1,781	149	(475)

Equity in profit (loss) of unconsolidated affiliated companies	(1)	—	—	(1)	4

Profit of consolidated and affiliated companies	1,454	1,781	149	(476)

Less: Profit (loss) attributable to noncontrolling interests	—	—	1	(1)	5

Profit [6]	$1,454	$1,781	$148	$(475)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$63,869	$63,869	$—	$—
Revenues of Financial Products	3,191	—	3,927	(736)	1
Total sales and revenues	67,060	63,869	3,927	(736)

Operating costs:
Cost of goods sold	42,767	42,776	—	(9)	2
Selling, general and administrative expenses	6,371	5,696	704	(29)	2
Research and development expenses	2,108	2,108	—	—
Interest expense of Financial Products	1,030	—	1,032	(2)	2
Other operating (income) expenses	1,818	630	1,268	(80)	2
Total operating costs	54,094	51,210	3,004	(120)

Operating profit	12,966	12,659	923	(616)

Interest expense excluding Financial Products	511	511	—	—
Other income (expense)	595	340	(16)	271	3

Consolidated profit before taxes	13,050	12,488	907	(345)

Provision (benefit) for income taxes	2,781	2,560	221	—
Profit of consolidated companies	10,269	9,928	686	(345)

Equity in profit (loss) of unconsolidated affiliated companies	63	67	—	(4)	4

Profit of consolidated and affiliated companies	10,332	9,995	686	(349)

Less: Profit (loss) attributable to noncontrolling interests	(3)	(4)	5	(4)	5

Profit [6]	$10,335	$9,999	$681	$(345)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$56,574	$56,574	$—	$—
Revenues of Financial Products	2,853	—	3,376	(523)	1
Total sales and revenues	59,427	56,574	3,376	(523)

Operating costs:
Cost of goods sold	41,350	41,356	—	(6)	2
Selling, general and administrative expenses	5,651	4,999	672	(20)	2
Research and development expenses	1,814	1,814	—	—
Interest expense of Financial Products	565	—	565	—
Goodwill impairment charge	925	925	—	—
Other operating (income) expenses	1,218	47	1,249	(78)	2
Total operating costs	51,523	49,141	2,486	(104)

Operating profit	7,904	7,433	890	(419)

Interest expense excluding Financial Products	443	444	—	(1)	3
Other income (expense)	1,291	1,374	(26)	(57)	4

Consolidated profit before taxes	8,752	8,363	864	(475)

Provision (benefit) for income taxes	2,067	1,858	209	—
Profit of consolidated companies	6,685	6,505	655	(475)

Equity in profit (loss) of unconsolidated affiliated companies	19	26	—	(7)	5

Profit of consolidated and affiliated companies	6,704	6,531	655	(482)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	7	(7)	6

Profit [7]	$6,705	$6,532	$648	$(475)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,978	$6,106	$872	$—
Receivables – trade and other	9,310	3,971	570	4,769	[1,2]
Receivables – finance	9,510	—	14,499	(4,989)	2
Prepaid expenses and other current assets	4,586	4,327	341	(82)	3
Inventories	16,565	16,565	—	—
Total current assets	46,949	30,969	16,282	(302)

Property, plant and equipment – net	12,680	8,694	3,986	—
Long-term receivables – trade and other	1,238	565	85	588	[1,2]
Long-term receivables – finance	12,664	—	13,299	(635)	2
Noncurrent deferred and refundable income taxes	2,816	3,360	148	(692)	4
Intangible assets	564	564	—	—
Goodwill	5,308	5,308	—	—
Other assets	5,257	4,218	2,082	(1,043)	5
Total assets	$87,476	$53,678	$35,882	$(2,084)

Liabilities
Current liabilities:
Short-term borrowings	$4,643	$—	$4,643	$—
Accounts payable	7,906	7,827	314	(235)	6,7
Accrued expenses	4,958	4,361	597	—
Accrued wages, salaries and employee benefits	2,757	2,696	61	—
Customer advances	1,929	1,912	2	15	7
Dividends payable	649	649	—	—
Other current liabilities	3,123	2,583	647	(107)	[4,8]
Long-term debt due within one year	8,763	1,044	7,719	—
Total current liabilities	34,728	21,072	13,983	(327)

Long-term debt due after one year	24,472	8,626	15,893	(47)	9
Liability for postemployment benefits	4,098	4,098	—	—
Other liabilities	4,675	3,806	1,607	(738)	4
Total liabilities	67,973	37,602	31,483	(1,112)

Shareholders’ equity
Common stock	6,403	6,403	905	(905)	10
Treasury stock	(36,339)	(36,339)	—	—
Profit employed in the business	51,250	46,783	4,457	10	10
Accumulated other comprehensive income (loss)	(1,820)	(783)	(1,037)	—
Noncontrolling interests	9	12	74	(77)	10
Total shareholders’ equity	19,503	16,076	4,399	(972)
Total liabilities and shareholders’ equity	$87,476	$53,678	$35,882	$(2,084)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to accrued expenses or customer advances
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,004	$6,042	$962	$—
Receivables – trade and other	8,856	3,710	519	4,627	[1,2]
Receivables – finance	9,013	—	13,902	(4,889)	2
Prepaid expenses and other current assets	2,642	2,488	290	(136)	3
Inventories	16,270	16,270	—	—
Total current assets	43,785	28,510	15,673	(398)

Property, plant and equipment – net	12,028	8,186	3,842	—
Long-term receivables – trade and other	1,265	418	339	508	[1,2]
Long-term receivables – finance	12,013	—	12,552	(539)	2
Noncurrent deferred and refundable income taxes	2,213	2,755	115	(657)	4
Intangible assets	758	758	—	—
Goodwill	5,288	5,288	—	—
Other assets	4,593	3,882	1,892	(1,181)	5
Total assets	$81,943	$49,797	$34,413	$(2,267)

Liabilities
Current liabilities:
Short-term borrowings	$5,957	$3	$5,954	$—
Accounts payable	8,689	8,657	294	(262)	6
Accrued expenses	4,080	3,687	393	—
Accrued wages, salaries and employee benefits	2,313	2,264	49	—
Customer advances	1,860	1,860	—	—
Dividends payable	620	620	—	—
Other current liabilities	2,690	2,215	635	(160)	[4,7]
Long-term debt due within one year	5,322	120	5,202	—
Total current liabilities	31,531	19,426	12,527	(422)

Long-term debt due after one year	25,714	9,529	16,216	(31)	8
Liability for postemployment benefits	4,203	4,203	—	—
Other liabilities	4,604	3,677	1,638	(711)	4
Total liabilities	66,052	36,835	30,381	(1,164)

Shareholders’ equity
Common stock	6,560	6,560	905	(905)	9
Treasury stock	(31,748)	(31,748)	—	—
Profit employed in the business	43,514	39,435	4,068	11	9
Accumulated other comprehensive income (loss)	(2,457)	(1,310)	(1,147)	—
Noncontrolling interests	22	25	206	(209)	9
Total shareholders’ equity	15,891	12,962	4,032	(1,103)
Total liabilities and shareholders’ equity	$81,943	$49,797	$34,413	$(2,267)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$10,332	$9,995	$686	$(349)	1,5
Adjustments for non-cash items:
Depreciation and amortization	2,144	1,361	783	—
Actuarial (gain) loss on pension and postretirement benefits	(97)	(97)	—	—
Provision (benefit) for deferred income taxes	(592)	(576)	(16)	—
Loss on divestiture	572	572	—	—
Other	375	444	(577)	508	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(437)	(367)	61	(131)	[2,3]
Inventories	(364)	(360)	—	(4)	2
Accounts payable	(754)	(836)	41	41	2
Accrued expenses	796	690	106	—
Accrued wages, salaries and employee benefits	486	474	12	—
Customer advances	80	78	2	—
Other assets – net	(95)	94	(110)	(79)	2
Other liabilities – net	439	216	118	105	2
Net cash provided by (used for) operating activities	12,885	11,688	1,106	91
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,597)	(1,624)	(22)	49	2
Expenditures for equipment leased to others	(1,495)	(39)	(1,466)	10	2
Proceeds from disposals of leased assets and property, plant and equipment	781	55	781	(55)	2
Additions to finance receivables	(15,161)	—	(17,321)	2,160	3
Collections of finance receivables	14,034	—	15,634	(1,600)	3
Net intercompany purchased receivables	—	—	1,080	(1,080)	3
Proceeds from sale of finance receivables	63	—	63	—
Net intercompany borrowings	—	—	10	(10)	4
Investments and acquisitions (net of cash acquired)	(75)	(75)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(4)	(4)	—	—
Proceeds from maturities and sale of securities	1,891	1,642	249	—
Investments in securities	(4,405)	(3,982)	(423)	—
Other – net	97	106	(9)	—
Net cash provided by (used for) investing activities	(5,871)	(3,921)	(1,424)	(526)
Cash flow from financing activities:
Dividends paid	(2,563)	(2,563)	(425)	425	5
Common stock issued, including treasury shares reissued	12	12	—	—
Common shares repurchased	(4,975)	(4,975)	—	—
Net intercompany borrowings	—	(10)	—	10	4
Proceeds from debt issued > 90 days	8,257	—	8,257	—
Payments on debt > 90 days	(6,318)	(106)	(6,212)	—
Short-term borrowings – net < 90 days	(1,345)	(3)	(1,342)	—
Net cash provided by (used for) financing activities	(6,932)	(7,645)	278	435
Effect of exchange rate changes on cash	(110)	(60)	(50)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(28)	62	(90)	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$6,985	$6,111	$874	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,704	$6,531	$655	$(482)	1,5
Adjustments for non-cash items:
Depreciation and amortization	2,219	1,439	780	—
Actuarial (gain) loss on pension and postretirement benefits	(606)	(606)	—	—
Provision (benefit) for deferred income taxes	(377)	(368)	(9)	—
Goodwill impairment charge	925	925	—	—
Other	701	452	(205)	454	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(220)	(390)	143	27	[2,3]
Inventories	(2,589)	(2,572)	—	(17)	2
Accounts payable	798	811	82	(95)	2
Accrued expenses	317	274	43	—
Accrued wages, salaries and employee benefits	90	97	(7)	—
Customer advances	768	769	(1)	—
Other assets – net	(210)	(183)	(35)	8	2
Other liabilities – net	(754)	(821)	71	(4)	2
Net cash provided by (used for) operating activities	7,766	6,358	1,517	(109)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,296)	(1,279)	(20)	3	2
Expenditures for equipment leased to others	(1,303)	(19)	(1,310)	26	2
Proceeds from disposals of leased assets and property, plant and equipment	830	78	764	(12)	2
Additions to finance receivables	(13,239)	—	(14,223)	984	3
Collections of finance receivables	13,177	—	14,052	(875)	3
Net intercompany purchased receivables	—	—	492	(492)	3
Proceeds from sale of finance receivables	57	—	57	—
Net intercompany borrowings	—	—	9	(9)	4
Investments and acquisitions (net of cash acquired)	(88)	(88)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	1	1	—	—
Proceeds from maturities and sale of securities	2,383	1,948	435	—
Investments in securities	(3,077)	(2,549)	(528)	—
Other – net	14	98	(84)	—
Net cash provided by (used for) investing activities	(2,541)	(1,810)	(356)	(375)
Cash flow from financing activities:
Dividends paid	(2,440)	(2,440)	(475)	475	5
Common stock issued, including treasury shares reissued	51	51	—	—
Common shares repurchased	(4,230)	(4,230)	—	—
Net intercompany borrowings	—	(9)	—	9	4
Proceeds from debt issued > 90 days	6,674	—	6,674	—
Payments on debt > 90 days	(7,728)	(25)	(7,703)	—
Short-term borrowings – net < 90 days	402	(138)	540	—
Other – net	(10)	(10)	—	—
Net cash provided by (used for) financing activities	(7,281)	(6,801)	(964)	484
Effect of exchange rate changes on cash	(194)	(131)	(63)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,250)	(2,384)	134	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$7,013	$6,049	$964	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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